UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 16, 2025

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ASPEN AEROGELS, INC.

(Exact name of registrant as specified in its charter)

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Delaware	001-36481	04-3559972
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

30 Forbes Road, Building B Northborough, Massachusetts	01532
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code: (508) 691-1111

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ASPN	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 16, 2025, Aspen Aerogels, Inc., a Delaware corporation (the “Company”), Aspen Aerogels Rhode Island, LLC, a Rhode Island limited liability company (“Aspen RI”), Aspen Aerogels Mexico Holdings, LLC, a Delaware limited liability company (“Aspen Mexico”) and Aspen Aerogels Georgia, LLC, a Georgia limited liability company (“Aspen Georgia” and, together with the Company, Aspen RI and Aspen Mexico, collectively, the “Credit Parties”) entered into that certain Amendment No. 2 to Credit, Security and Guaranty Agreement (“Amendment No. 2”), by and among the Credit Parties, MidCap Funding IV Trust, as agent (the “Agent”), MidCap Financial Trust, as term loan servicer (the “Term Loan Servicer”), and the Lenders (as defined below) party thereto, which amends that certain Credit, Security and Guaranty Agreement, dated as of August 19, 2024 (the “Credit Agreement” and the facilities provided thereunder, collectively, the “MidCap Loan Facility”; the MidCap Loan Facility, as amended by that certain Amendment No. 1 and Joinder to Credit, Security and Guaranty Agreement, dated as of May 6, 2025 and by Amendment No. 2, the “Amended MidCap Loan Facility”), by and among the Credit Parties, the Agent, the Term Loan Servicer, the financial institutions or other entities from time to time party thereto as lender (the “Lenders”), and the other parties party thereto as additional guarantors and/or borrowers from time to time.

Pursuant to Amendment No. 2, the financial covenants under the MidCap Loan Facility have been amended such that (a) the applicable minimum liquidity threshold (both for (i) the minimum liquidity financial covenant, which must be maintained by the Company at all times and (ii) the “Cash Dominion Event” definition for purposes of triggering cash dominion) has changed from (i) an amount equal to the greater of (x) $50 million and (y) 85% of the then aggregate outstanding principal amount of the Term Loan (as defined in the Amended MidCap Loan Facility) to (ii) an amount equal to the greater of (x) $50 million and (y) 100% of the then aggregate outstanding principal amount of the Term Loan  and (b) the minimum EBITDA (as defined in the Amended MidCap Loan Facility) financial maintenance covenant has been removed entirely.

In addition, the mandatory prepayment provisions were revised to make clear that any mandatory prepayment of the loans under the MidCap Loan Facility made with proceeds of an asset sale will be used to reduce the Company’s required amortization payments in direct order of maturity, and the basket for making permitted acquisitions under the MidCap Loan Facility was reduced.

The foregoing description of Amendment No. 2 does not purport to be complete and is qualified in its entirety by reference to the full text of Amendment No. 2, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

A copy of the press release announcing Amendment No. 2 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filing under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1*	Amendment No. 2, dated December 16, 2025, to the Credit, Security and Guaranty Agreement, dated August 19, 2024, by and among Aspen Aerogels, Inc., Aspen Aerogels Rhode Island, LLC, Aspen Aerogels Mexico Holdings, LLC, Aspen Aerogels Georgia, LLC, MidCap Funding IV Trust and MidCap Financial Trust
99.1	Press Release dated December 17, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Certain exhibits and schedules have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN AEROGELS, INC.

Date: December 17, 2025	By:	/s/ Grant Thoele
	Name:	Grant Thoele
	Title:	Chief Financial Officer and Treasurer